UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607
(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark weather the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, the Compensation and Management Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of 1347 Property Insurance Holdings, Inc. (the “Company”) approved base salaries for Douglas N. Raucy, President and Chief Executive Officer, Daniel E. Case, Chief Operating Officer, John S. Hill, Vice President, Chief Financial Officer and Secretary, and Dean E. Stroud, Vice President and Chief Underwriting Officer of the Company (collectively, the “Executives”), based on management’s recommendations and the employees’ performance.

The new base salaries for the Executives are as follows: (i) Mr. Raucy, $325,000; (ii) Mr. Case, $310,000; (iii) Mr. Hill, $250,000; and (iv) Mr. Stroud, $210,000. The Committee has also approved 2018 year-to-date cash bonuses of $75,000 to Mr. Raucy, $60,000 to Mr. Case, $43,000 to Mr. Hill, and $25,000 to Mr. Stroud.

In addition, on August 22, 2018, the Committee granted 1,000 shares of the Company’s common stock (also referred to as the “Bonus Shares”) and 1,000 restricted stock units (“RSUs”) (equal to the number of the Bonus Shares) to Mr. Hill. These grants were made pursuant to the 1347 Property Insurance Holdings, Inc. 2018 Equity Incentive Plan and the terms and conditions of the Executive Stock Grant Agreement and the Executive Restricted Share Unit Agreement for Share-Matching Grants, forms of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference. Each RSU represents a contingent right to receive one share of the Company’s common stock. These RSUs vest in five equal annual installments beginning with the first anniversary of the grant date, subject to continued employment, with vesting subject to Mr. Hill maintaining ownership of the Bonus Shares through the full five-year vesting period.

Mr. Case’s existing Executive Restricted Stock Unit Agreement Under Share-Matching Program has been amended and restated to provide that the Board has discretion to accelerate vesting of the restricted stock units covered by that agreement upon the occurrence of certain events set forth in the agreement. The amended and restated agreement is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

All descriptions of equity awards in this Current Report are summaries only, do not purport to be complete, and are qualified in their entirety to the full text of the respective agreements, forms of which are filed as exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Executive Stock Grant Agreement Under the 1347 Property Insurance Holdings, Inc. 2018 Equity Incentive Plan.
10.2	Form of Executive Restricted Share Unit Agreement for Share-Matching Grants Under the 1347 Property Insurance Holdings, Inc. 2018 Equity Incentive Plan.
10.3	Amended and Restated Executive Restricted Stock Unit Agreement Under Share-Matching Program, dated August 22, 2018, by and between the Company and Daniel E. Case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2018

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Chief Financial Officer